Exhibit 10.29

THIRD AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Third Amendment to Executive Employment Agreement (this “Agreement”) dated October 10, 2012 to be effective as of August 28, 2012 (the “Effective Date”), is by and between Coil Tubing Technology, Inc., a Nevada corporation (“Coil Tubing”) and Jason Swinford, an individual (“Swinford”), each referred to herein as a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties previously entered into a Executive Employment Agreement on or around November 30, 2010, a copy of which is attached hereto as Exhibit A; a First Amendment to Employment Agreement dated December 21, 2011, a copy of which is attached hereto as Exhibit B; and a Second Amendment to Employment Agreement dated August 28, 2012 (the “Second Amendment”), a copy of which is attached hereto as Exhibit C (collectively, the “Employment Agreement”);

WHEREAS, capitalized terms used herein shall have the meaning ascribed to such terms in the Employment Agreement, unless otherwise stated herein or the context requires otherwise;

WHEREAS, Coil Tubing previously granted Swinford certain Options pursuant to the Employment Agreement, which Options were evidenced and documented by that certain Stock Option Agreement dated August 28, 2012 (the “Option Agreement”), a copy of which is attached hereto as Exhibit D; and

WHEREAS, the Parties desire to enter into this Agreement to amend and clarify the Employment Agreement and Option Agreement as provided below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.           Amendment and Clarification to Employment Agreement.

The Parties confirm and acknowledge that the wording of the Employment Agreement, as amended by the Second Amendment, was unclear and did not fully memorialize the understanding of the Parties.  As such, the Employment Agreement is hereby amended and clarified as provided below:

(a)           Section 4(a)(1) of the Employment Agreement as added by the Second Amendment shall be amended and restated in its entirety as follows:

“(1)           2013 Profit Sharing Bonus.  In lieu of the EBITDA Bonus described in Section 4(a), solely during the 2013 fiscal year (after which time the EBITDA Bonus described in Section 4(a) shall once again be due to the Officer), the Officer shall receive a bonus equal to 2.5% of the Company’s Gross Profit (the “Profit Bonus”, which shall be included in each reference to the “Bonus” as such term is used throughout the remainder of this Agreement) monthly in arrears for each month from January 2013 through December 2013 (each a “Profit Sharing Month”), which Profit Bonus shall be paid to the Officer by the Company based on the applicable Profit Sharing Month’s Profit, by the later of (a) the 15th day of the month following the applicable Profit Sharing Month (for example, the Profit Bonus due for the month of January 2013 shall be paid to Officer by February 15, 2013); and (b) five (5) days after the date such Profit for the applicable Profit Sharing Month is first calculated. “Gross Profit” shall be defined as the Company’s Gross Profit (in the event the Company has a gross loss for any period, there shall be no Gross Profit for the applicable period) for each applicable period, calculated by taking the Company’s revenue for the applicable period and subtracting cost of revenues.”

2.           Amendment to Stock Option Agreement.  The Parties further confirm and acknowledge that all references to “November 30, 2021” being the expiration date of the Option granted to Swinford in the Option Agreement are hereby amended and replaced for all purposes with a reference to “November 30, 2020”, such date being ten years following the original grant date of the Option, November 30, 2010.  The Parties agree the prior November 30, 2021 date was included in the Stock Option in error.

3.           Reconfirmation of Employment Agreement and Option Agreement. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Employment Agreement and Option Agreement, to the extent the same are not amended hereby.

4.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Employment Agreement and the Option Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Employment Agreement and Option Agreement as modified or waived hereby, as applicable.

5.           Employment Agreement and Option Agreement to Continue in Full Force and Effect.  Except as specifically modified herein, the Employment Agreement and the Option Agreement and the terms and conditions thereof shall remain in full force and effect.

6.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

“COIL TUBING”
COIL TUBING TECHNOLOGY, INC.

/s/ Jerry Swinford
Jerry Swinford Executive Vice President Date: 10-12-12

“SWINFORD”

/s/ Jason Swinford Jason Swinford Date: 10-12-12

Acknowledged and Agreed to by:

/s/ Herbert C. Pohlmann
Herbert C. Pohlmann

Date: 10-11-12